UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2024

LifeStance Health Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40478	86-1832801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. Scottsdale Road
Suite 2500 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 279-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 30, 2024 (the “Separation Date”), Danish Qureshi’s employment as President and Chief Operating Officer of LifeStance Health Group, Inc. (“LifeStance” or the “Company”) terminated. In connection with his termination of employment, Mr. Qureshi entered into a separation agreement with the Company (the “Separation Agreement”).

Pursuant to the Separation Agreement, upon his termination of employment on the Separation Date, subject to his execution of a general release of claims in favor of the Company and its affiliates and his continued compliance with his restrictive covenant obligations, Mr. Qureshi will receive the following payments and benefits: (i) continued payment of his base salary for a period of eighteen (18) months following the Separation Date; (ii) Mr. Qureshi’s outstanding performance-based restricted stock award, time- and performance-based restricted stock unit awards granted in 2022, 2023, and 2024, and stock options granted on September 7, 2022 will remain outstanding and eligible to vest pursuant to their terms for eighteen (18) months following the Separation Date notwithstanding Mr. Qureshi’s termination of employment; (iii) Mr. Qureshi’s outstanding time-based restricted stock unit award granted in 2021 will remain outstanding and eligible to vest on June 9, 2024 notwithstanding Mr. Qureshi’s termination of employment; and (iv) all of Mr. Qureshi’s outstanding equity awards that do not vest in accordance with clauses (ii) – (iii) of this sentence will remain outstanding for a period of twenty-four (24) months following the Separation Date and will be eligible for the treatment set forth in the Company’s Severance and Change in Control Policy or the applicable award agreement upon a change in control of the Company occurring within such twenty-four (24)-month period (or a letter of intent that results in a change in control is executed during such period). In addition, Mr. Qureshi’s stock options that are vested as of the Separation Date or that become vested following the Separation Date in accordance with the Separation Agreement will remain exercisable for twenty-seven (27) months following the Separation Date (or until the stock option’s expiration date, if earlier). Pursuant to the Separation Agreement, Mr. Qureshi agreed that until the first anniversary of the Separation Date, Company equity owned by Mr. Qureshi will remain subject to certain transfer restrictions.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESTANCE HEALTH GROUP, INC.

Date: July 3, 2024	By:	/s/ Ryan Pardo
	Name:	Ryan Pardo
	Title:	Chief Legal Officer and Secretary